Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cloudera, Inc. and subsidiaries (“Cloudera”) of our report dated March 15, 2018, relating to the financial statements of Hortonworks Inc., which appears in Cloudera’s Current Report on Form 8-K dated January 8, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
January 8, 2019